EXHIBIT - 10.4


              FORM OF DEFERRED COMPENSATION AGREEMENT



































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                 DEFERRED COMPENSATION AGREEMENT



        THIS AGREEMENT, made and entered into as of this ____day of _________, 19___, by and between JOHN H. HARLAND COMPANY, a
Georgia corporation (the "Company"), and _______________("Employee");

                      W I T N E S S E T H
                      -------------------

        WHEREAS, Employee is  _________________________   of the Company;
and
        WHEREAS, the parties hereto desire to provide for the payment of deferred compensation to Employee in the amount and at the time and on the conditions hereinafter set forth;
        NOW, THEREFORE, in consideration of the premises and services rendered and to be rendered to the Company by Employee, the parties hereto agree as follows:

                                      1.
                        Deferred Compensation Benefit

        The Company agrees to pay Employee the deferred compensation benefits as set out below:
                1.1. Normal Retirement Benefit. If Employee remains an active and full-time employee of the Company until on or after the date she reaches age 65, the Company shall pay to her a Normal Retirement Benefit each month which is equal to forty percent (40%) of her Average Monthly Salary. This monthly Normal Retirement Benefit shall commence on the first day of the first calendar year which coincides with, or next follows, the date Employee reaches age 65, or the date her employment terminates, whichever occurs last, and shall continue on the first day of each month thereafter during her lifetime.
                1.2. Early Retirement Benefit. If Employee remains an active and full-time employee of the Company until on or after the date she reaches age 60, the Company shall pay to her a monthly Early Retire-ment Benefit equal to her monthly Normal Retirement Benefit, reduced by a fractional amount thereof, where the numerator of the fraction is the


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EXHIBIT 10.4 continued



number of full calendar months between the date of her termination of employment and the month in which she will reach age 65, and the denomina-tor is 180. This monthly Early Retirement Benefit shall commence on the first day of the first month which coincides with, or next follows, the date of her termination of employment and shall continue on the first day of each month thereafter during her lifetime.
                1.3.    Disability Retirement Benefit.
                (a) If Employee at any time while an active and full-time employee of the Company is determined to be disabled, the Company shall pay to her a monthly Disability Retirement Benefit equal to forty percent (40%) of her Average Monthly Salary which shall commence on the date specified by the Disability Committee and shall continue on the first day of each month thereafter during her lifetime.
                (b)      The term "disabled" for purposes of
subparagraph (a) above shall mean that Employee is physically or mentally unable to continue to fulfill her duties as an active and full-time employee of the Company at her assigned level of responsibility or competence, unless such physical or mental impairment arises as a result of a deliberately self-inflicted injury. A determination whether Employee is disabled shall be made by the Disability Committee and shall be based on an examination of all the facts and circumstances which the Disability Committee in its discretion deems to be relevant, including a report from one or more licensed physicians or psychiatrists selected by the Disability Committee.
                                (c)       The Disability Committee may
review its determination that Employee was disabled at any time before she reaches age 65. If as a result of such review the Disability Committee determines in its absolute discretion that she has recovered to the extent that she is physically and mentally able to resume her duties as an active and full-time employee at her previously assigned level of responsibility or competence and, if the Company under the circumstances would benefit from Employee resuming such duties, the Disability Committee shall so notify her in writing. The payment of benefits under subparagraph (a) herein shall terminate on the date of such notice. If Employee resumes such duties as an active and full-time employee of the Company within the six-month period immediately following the delivery of such written notice, her future benefits shall be determined in accordance with the provisions of this Agreement, as applicable, without regard to the number



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                of Disability Retirement Benefit payments made prior
to her reemployment. Otherwise, her future benefits under this Agreement shall be limited to those payable under Section 3, determined as of the date her employment was terminated by reason of her disability.
                (d) The Disability Committee shall consist of any three employees of the Company who are so appointed in writing by the Board of Directors of the Company.

                1.4 Definition. The term Average Monthly Salary means Employee's average stated annual salary, expressed as a monthly amount, for the year in which her employment terminates for any reason, voluntarily or otherwise (including death or disability), and for the two years which immediately precede such year.


                                      2.
                2.1.     Preretirement Death Benefit.
                (a) If Employee dies while an active and full-time em-ployee of the Company and is survived by her husband or by a natural or adopted child who is under the age of 21, the Company shall pay a monthly Preretire-ment Death Benefit in accordance with subparagraph (b) herein which is equal to forty percent (40%) of her Average Monthly Salary.
                (b) If Employee is survived by her husband, the monthly Preretirement Death Benefit shall be paid to him and shall commence on the first day of the first month which follows her date of death and shall continue on the first day of each month thereafter during his lifetime. If Employee is not survived by her husband, or upon the death of her husband, such monthly Preretirement Death Benefit shall be paid pro rata according to the above monthly schedule to or on behalf of her surviving children, if any, who have not reached age 21. No payment shall be made to or on behalf of any surviving child after the date that child reaches age 21, and the portion of the monthly Preretirement Death Benefit previously allocated to a child who reaches age 21 shall be reallocated among those children, if any, who have not reached age 21. Notwithstanding any of the foregoing, the total number of monthly
Preretirement Death Benefit payments made to Employee's surviving husband and children shall not exceed 180.
                2.2.     Post-Retirement Death Benefit.
                (a)      If Employee's employment is terminated under

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EXHIBIT 10.4 continued


circumstances which qualify her for the payment of a benefit under Section
1 herein (regardless of whether benefit payments in fact have commenced) and Employee dies and is survived by her husband or by a natural or adopted child who is under age 21, the Company shall make, or continue to make, the monthly benefit payment for which Employee had qualified as a monthly Post-Retirement Death Benefit in accordance with subparagraph (b) herein.
                (b) If Employee is survived by her husband, the monthly Post-Retirement Death Benefit shall be paid to him and shall commence on the first day of the first month which follows her date of death and shall continue on the first day of each month thereafter during his lifetime. If she is not survived by her husband, or upon the death of her husband, such monthly Post-Retirement Death Benefit shall be paid pro rata in accordance with the above monthly schedule to or on behalf of her surviving children, if any, who have not reached age 21. No payment shall be made to or on behalf of any surviving child after the date that child reaches age 21, and the portion of the death benefit previously allocated to a child who reaches age 21 shall be reallocated among those children, if any, who have not reached age 21. Notwithstanding any of the foregoing, the total number of monthly Post-Retirement Death Benefit payments made to Employee's surviving husband and children and the number of monthly benefit payments made to Employee under Section 1 herein shall not exceed 180.
                2.3. Payments to Minor Children. The Company shall exer-cise its best effort to make payments to any child who is under age 18 in ac-cordance with written instructions delivered by Employee to, and accepted by, the Company but the Company shall have the absolute discretion to make pay-ments to the person having custody of such child, or to the child without intervention of a guardian, or to the child's legal guardian if one has been appointed, or to hold and use the payments for the benefit of the child until the child reaches age 18.

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                                      3.
                               Vested Benefit
                                3.1.     Vested Benefit.  Subject to the
provisions of Section 5.2 hereof, if Employee's employment is terminated for any reason voluntarily or otherwise, and (a) on the date her employment is terminated she has completed since her most recent date of employment _____ full years of continuous and uninterrupted service with the Company, and (b) she does not otherwise qualify for the payment of any benefit under Section 1 hereof, she shall be entitled to receive a monthly benefit equal to her monthly Accrued Retirement Benefit under which payment shall commence on the first day of the first month which coincides with, or next follows, the date she reaches age 65, if she is then living, and shall continue on the first day of each month thereafter during her lifetime. The term "monthly Accrued Retirement Benefit" for purposes of this section means a monthly benefit which is the product of (A) and (B), where:
                (A) is an amount equal to forty percent (40%) of her Average Monthly Salary on the date of her termination of employement; and
                (B) is a fraction, the numerator of which is the number of completed full years of service by Employee with the Comp-any on the date of her termination of employment, and the de-nominator of which is the number of full years of service with the Company which, absent such termination, she would have completed on the date she reaches age 65.

                                      4.
                        Condition to Benefit Payment
                  Notwithstanding any other provision of this Agreement, the right to any benefit whatsoever hereunder shall immediately and completely be extinguished if at any time during the two year period following the date of her termination of employment with the Company Employee engages in one or more of the below-listed States in any activity on her own behalf or on behalf of any organization of any kind or description as an employee, consultant or otherwise, which involves any information about or transaction with any person who is a customer of the Company on the date her employment terminates or involves any competition, direct or indirect, with products or services offered by the Company on


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EXHIBIT 10.4 continued


the date her employment terminates: Alabama, Arkansas, California, Colorado, Florida, Georgia, Illinois, Kentucky, Louisiana, Maryland, Massachusetts, Missouri, New York, North Carolina, Ohio, South Carolina, Tennessee, Texas and Virginia; provided, however, that the provisions of this Section 4 shall not apply if Employee's employment with the Company is terminated for any reason (whether voluntary or otherwise) within 180 days after a change in control of the Company (as defined in Section 5.2 hereof) shall have occurred.

                                      5.
                            Effect of Agreement
                5.1. This Agreement shall not constitute a contract of employment for any definite term and shall not affect or impair the right of either party to terminate the employment relationship at any time. It is further understood and agreed that this Agreement shall not deprive Employee of her right to participate in any other employee benefit plan now or hereaf-ter established or maintained by the Company in accordance with the provisions of said plan or plans.
                        5.2.    This Agreement shall be binding upon
Employee, her surviving husband, surviving children, heirs, executors and administrators and on the Company and its successors or assigns.
Furthermore, notwithstanding any other provision of this Agreement to the contrary, in the event that, at any time after a change in control of the Company (as hereinafter defined) or a merger of the Company into another entity or a sale of all or substantially all of the Company's assets, (i) Employee's employment is terminated by the Company or (ii) Employee within 180 days after such change in control, merger or sale, resigns as an employee of the Company for any reason whatsoever, then (a) if Employee so elects within 10 days of such termination, by written notice to the Company, to receive as of January 1 of the year following the year in which said election is made to receive a lump sum payment in lieu of all of her other benefits hereunder, the Company shall pay to Employee a lump sum amount in cash on such January 1 which is equal to the aggregate deferred compensation liability which, based on this Agreement, the Company had accrued for financial accounting purposes (using generally accepted accounting principles, consistently applied) to the date of the termination of her employment, and (b) if Employee does not make such election, then Employee shall have the right to receive her monthly
Accrued Retirement Benefit in accordance with Section 3.1, calculated for this purpose, however, (1) without reference to Section 3.1(B) and (2) on

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the assumption that her Average Monthly Salary was equal to one-twelfth
(1/12) of her stated annual salary as in effect on the date such change in control, merger or sale occurs.
                        For purposes of this Section 5.2, "a change in control of the Company" shall be deemed to have occurred at such time as the "beneficial ownership" of more than fifty percent (50%) of the Common Stock of the Company is held by any person; where any two or more persons act as a partnership, limited partnership, syndicate or other group for purposes of acquiring, holding, or disposing of the Company's Common Stock, such syndicate or group shall be considered as a person for purposes hereof. The term "beneficial ownership" as used above shall have the meaning contained in Rule 13d-3 under the Securities Exchange Act of 1934.


                                      6.
                                No Assignment
                        The benefits provided under this Agreement may not be alienated, encumbered or assigned in any manner whatsoever by Employee, her surviving husband or any surviving child.

                                      7.
                              Entire Agreement
                        This Agreement contains the entire
understanding of the parties and may be amended only by their mutual consent evidenced by a document executed in the same formality as this Agreement.

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EXHIBIT 10.4 continued




                IN WITNESS WHEREOF, the Company has caused this Agreement to be executed, under its seal, by a duly authorized officer, and Employee has hereunto set her hand and seal as of the date first above written.



                                                JOHN H. HARLAND COMPANY


                                                By:_______________________

[CORPORATE SEAL]

                                                EMPLOYEE

                                                _________________________
Witness:


____________________________





















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